THE POTOMAC EDISON COMPANY


                                               TO

                                         CHEMICAL BANK,
                                             Trustee

                                              AND

                                        THOMAS J. FOLEY,
                                       Individual Trustee


                                      ____________________


                               Ninety-First Supplemental Indenture

                                     Dated as of May 1, 1995

                                      ____________________

                                     First Mortgage Bonds,

                                     7 5/8% Series Due 2025

        NINETY-FIRST SUPPLEMENTAL INDENTURE, dated as of May 1, 1995, between The Potomac Edison Company, a corporation organized and existing under the laws of the State of Maryland and the Commonwealth of Virginia (hereinafter called the "Company"), party of the first part, and Chemical
Bank (successor by merger to Chemical Bank New York Trust Company, formerly Chemical Bank & Trust Company), a corporation organized and existing under the laws of the State of New York, as trustee under the Indenture dated as of October 1, 1944 hereinafter mentioned (hereinafter called the "Trustee"), party of the second part, and Thomas J. Foley, having an address at 94 South Fourth Street, Bethpage, New York 11714, as individual trustee under the aforesaid Indenture (hereinafter called the "Individual
Trustee"), party of the third part (said Trustee and Individual Trustee being hereinafter sometimes collectively called the "Trustees");

        The Company has heretofore executed and delivered to the Trustee its Indenture (hereinafter sometimes called the "Original Indenture"), dated as of October 1, 1944, and has entered into Supplemental Indentures supplemental to the Original Indenture numbered First through Ninetieth.

        The amendments to the Original Indenture contained in Paragraph (B) of Section 1 of Part V of the Fifteenth Supplemental Indenture have become effective.

        The Company, pursuant to Section 1 of Article II of the Original Indenture, as heretofore supplemented, has redesignated the Bonds outstanding thereunder as "First Mortgage Bonds".

        First Mortgage Bonds are presently outstanding under the Original Indenture, as heretofore supplemented, as follows:

                                                                 Principal
Series                                                            Amount

5 7/8% Series Due 1996 (the "1996 Series")                       $ 18,000,000
5 7/8% Series Due 2000 (the "2000 Series")                         75,000,000
8% Series Due 2006 (the "2006 Series")                             50,000,000
9 1/4% Series Due 2019 (the "2019 Series")                         65,000,000
9 5/8% Series Due 2020 (the "2020 Series")                         80,000,000
8 7/8% Series Due 2021 (the "2021 Series")                         50,000,000
8% Series Due 2022 (the "2022 Series")                             55,000,000
7 3/4% Series Due 2023 (the "2023 Series")                         45,000,000
8% Series Due 2024 (the "2024 Series")                             75,000,000
7 3/4% Series Due 2025
  (the "2025 7 3/4% Series")                                       65,000,000


        Under the Original Indenture, as heretofore supplemented, any new series of bonds may at any time be established by the Board of Directors of the Company and certain terms and provisions thereof may be described by an appropriate supplemental indenture.

        The Company proposes to create under the Indenture, as heretofore supplemented and as supplemented hereby, a new series of Bonds to be designated First Mortgage Bonds, 7 5/8% Series Due 2025 (the "2025 Series").

        Under the Original Indenture, as heretofore supplemented, the Company and the Trustees may enter into a supplemental indenture for the purpose of modifying any of the provisions of the Original Indenture, as previously supplemented, provided such modification does not impair any of the rights of the then holders of outstanding Bonds or of the Trustees.

        All conditions and requirements necessary to authorize the execution, delivery and recording of this Supplemental Indenture and to make it a valid, binding and legal instrument have been met, performed and fulfilled.


        Now, Therefore, This Supplemental Indenture Witnesseth:

        That, in consideration of the premises and of the mutual covenants herein contained and of the acceptance of this trust by the Trustee and the Individual Trustee and of the sum of One Dollar duly paid by the Trustee to the Company at or before the time of the execution of this Supplemental Indenture, and of other valuable consideration, the receipt whereof is hereby acknowledged, it is hereby covenanted, declared and agreed by and between the parties hereto, for the benefit of those who shall hold the Bonds and coupons, or any of them, issued or to be issued under the Indenture, as follows:


                                             PART I

                              Description of Bonds of 2025 Series

        Section 1. The Bonds of 2025 Series shall, subject to the provisions of Section 1 of Article II of the Original Indenture, be designated as "First Mortgage Bonds, 7 5/8% Series Due 2025" of the Company and shall be executed, authenticated and delivered in accordance with the provisions of, and, except as hereinafter provided, shall in all respects be subject to, all of the terms, conditions and covenants of the Original Indenture as supplemented. The signatures of the officers executing the Bonds of 2025 Series on behalf of the Company and attesting to the facsimile of its corporate seal thereon may be facsimile.

        The Bonds of 2025 Series shall be registered Bonds without coupons of the denominations of $1,000 and any multiple of $1,000, appropriately numbered. The Bonds of 2025 Series shall mature May 1, 2025, and shall bear interest at the rate of 7 5/8% per annum, payable semi-annually on the first day of May and the first day of November in each year (each such May 1 and November 1 being hereinafter called an "interest payment date"), commencing November 1, 1995. The Bonds of 2025 Series shall be payable as to principal and interest in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and shall be payable (as well the interest as the principal thereof) at the agency of the Company in the Borough of Manhattan, The City of New York.

        The interest so payable on any interest payment date shall be paid to the persons in whose names the Bonds of 2025 Series are registered at the close of business on the last business day (hereinafter called "record date") which is more than fourteen days prior to such interest payment date, a business day being any day that is not a day on which banks in The City of New York are authorized by law to close; except that if the Company shall default in the payment of any interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names the Bonds of 2025 Series are registered on the date of payment of such defaulted interest.

        Except as provided hereinafter and in Section 10 of Article II of the Original Indenture, every Bond of 2025 Series shall be dated as of the date of its authentication and delivery or, if that is an interest payment date, the next day, and shall bear interest from the interest payment date next preceding its date or May 1, 1995, whichever is later. Notwithstanding Section 6 of Article II of the Original Indenture and except as provided in Section 10 of such Article II, any Bond of 2025 Series authenticated and delivered by the Trustee after the close of business on the record date with respect to any interest payment date and prior to such interest payment date shall be dated as of the day next following such interest payment date and shall bear interest from such interest payment date; except that if the Company shall default in the payment of any interest due on such interest payment date, such Bond shall bear interest from the next preceding interest payment date to which interest has been paid or, if no interest has been paid on such Bond, from May 1, 1995.

        Section 2. The Bonds of 2025 Series and the Trustee's authentication certificate shall be substantially in the following forms, respectively:

                                         [form of bond]

                                   THE POTOMAC EDISON COMPANY
                     (Incorporated under the laws of the State of Maryland
                               and the Commonwealth of Virginia)

                                      First Mortgage Bond,
                                     7 5/8% Series Due 2025

No.  R................                                  $.....................


        The Potomac Edison Company, a corporation organized and existing under the laws of the State of Maryland and the Commonwealth of Virginia (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to ........................... or registered assigns, the sum of ............... dollars, on the first day of May, 2025, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from May 1, 1995 at the rate of seven and five-eighths percent (7 5/8%) per annum, payable semi-annually, on the first days of May and November in each year, commencing November 1, 1995, until maturity, or, if this Bond shall be duly called for redemption, until the redemption date, or, if the Company shall default in the payment of the principal hereof, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. The interest so payable on any May 1 or November 1 will, subject to certain exceptions provided in such Indenture, be paid to the person in whose name this Bond is registered at the close of business on the last business day which is more than fourteen days prior to such May 1 or November 1.
Principal of, premium (if any) and interest on this Bond are payable at the agency of the Company in the Borough of Manhattan, The City of New
York.

        The provisions of this Bond are continued on the reverse hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth in this place.

        This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until Chemical Bank, as Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

        In Witness Whereof, The Potomac Edison Company has caused a facsimile of its corporate seal and the facsimile signatures of its duly authorized officers to be hereto affixed.

        Dated:
                                        The Potomac Edison Company



                                        By
                                                        President
Attest:


.....................................................
           Secretary

                                [Form of Trustee's Certificate]


        This Bond is one of the Bonds, of the series designated therein, described in the within-mentioned Indenture and Ninety-first Supplemental Indenture.

                                        Chemical Bank,
                                          as Trustee,


                                        By
                                                Authorized Officer





                                   [Form of Reverse of Bond]


        This Bond is one of a duly authorized issue of Bonds of the Company (herein called the "Bonds"), unlimited in aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by an indenture, dated as of October 1, 1944, executed by the Company to Chemical Bank & Trust Company, as Trustee (said indenture being herein called the "Indenture"), under which Indenture Chemical Bank (herein called the "Trustee") is successor Trustee and under which Indenture Thomas J. Foley is individual trustee (herein called the "Individual Trustee", the Trustee and Individual Trustee being herein collectively called the "Trustees"), by virtue of the Fifty-sixth Supplemental Indenture dated as of May 31, 1974, to which Indenture and all indentures supplemental thereto (including without limitation the Fifteenth Supplemental Indenture dated as of April 1, 1951, the Twenty-eighth Supplemental Indenture dated as of May 1, 1957, the Fortieth Supplemental Indenture dated as of May 1, 1966, the Fifty-fifth Supplemental Indenture dated as of May 31, 1974, the Seventy-sixth Supplemental Indenture dated as of June 1, 1989, the Seventy-eighth Supplemental Indenture dated as of June 1, 1990, the Eighty-first Supplemental Indenture dated as of August 1, 1991, the Eighty-second Supplemental Indenture dated as of December 1, 1991, the Eighty-fourth Supplemental Indenture dated as of December 1, 1992, the Eighty-fifth Supplemental Indenture dated as of February 1, 1993, the Eighty-sixth Supplemental Indenture dated as of March 1, 1993, the Eighty-eighth Supplemental Indenture dated as of June 1, 1994, the Ninetieth
Supplemental Indenture dated as of May 1, 1995, and the Ninety-first Supplemental Indenture hereinafter referred to) reference is hereby made for a description of the properties transferred and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustees with respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds may be made with the consent of the Company by an affirmative vote of not less than 75% in amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and by an affirmative vote of not less than 75% in amount of the Bonds of any series entitled to vote then outstanding and affected by such modifications or alterations, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest on, this Bond, which are unconditional. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the "First Mortgage Bonds, 7 5/8% Series Due 2025" of the Company, issued under and secured by the Indenture and all indentures supplemental thereto and described in an indenture supplemental thereto (herein called the "Ninety-first Supplemental Indenture"), dated as of May 1, 1995, executed by the Company to the Trustees.

        The Bonds of this Series are subject to redemption (i) at any time or times upon application as provided in the Indenture, as supplemented, of moneys included in the trust estate, at a Special Redemption Price of 100% of the principal amount so redeemed, or (ii) on or after May 1, 2005, as a whole or in part, at the applicable percentage of their principal amount set forth below under "Regular Redemption Price" for the periods indicated:

If redeemed during              Regular         If redeemed during               Regular
the 12-month period             Redemption      the 12-month period              Redemption
beginning May 1,                Price           beginning May 1,                 Price

2005                            103.263%        2011                             101.305%
2006                            102.937         2012                             100.979
2007                            102.610         2013                             100.653
2008                            102.284         2014                             100.326
2009                            101.958         2015 and thereafter              100.000
2010                            101.632

together, in each case, with accrued interest to the redemption date; all subject to the conditions and as more fully set forth in the Indenture and the Ninety-first Supplemental Indenture and to the conditions that redemptions of the Bonds of this Series during each 12-month period beginning April 30 at the Special Redemption Price pursuant to the method specified in (i) above may not exceed the greater of (a) 1% of the aggregate principal amount ($800,000) of the Bonds of this Series originally issued or (b) the lowest percentage so redeemed (zero, if none are redeemed) of Bonds of any other series then redeemable during such period relative to the respective aggregate principal amount of Bonds of such series originally issued.

        Notice of any such redemption shall be mailed by the Company, by first class mail, postage prepaid, not less than thirty and not more than sixty days prior to the date of redemption, to the owner of this Bond at such owner's address as the same shall appear on the transfer register of the Company. Any notice so mailed shall be conclusively presumed to have been duly given, whether or not the owner receives it.

        In case an event of default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

        This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of like form and series, may in like manner be exchanged for one or more new Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

        No recourse shall be had for the payment of the principal of, or the interest on, this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution or statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

        Section 3. Until Bonds of 2025 Series in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, Bonds of 2025 Series in temporary form, as provided in Section 9 of Article II of the Original Indenture. Such Bonds of 2025 Series in temporary form may, in lieu of the statement of the specific redemption prices required to be set forth in such Bonds in definitive form, include a reference to this Supplemental Indenture for a statement of such redemption prices.


                                             PART II

                                 Issue of Bonds of 2025 Series

        Section 1. The principal amount of Bonds of 2025 Series which may be authenticated and delivered hereunder is not limited.

        Section 2. Bonds of 2025 Series for the aggregate principal amount of Eighty Million Dollars ($80,000,000), being the initial issue of Bonds of 2025 Series, may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered
(either before or after the filing or recording hereof) to or upon the order of the designated officer or officers of the Company, upon compliance by the Company with the appropriate provisions and requirements of Articles III and XVIII of the Original Indenture.


                                            PART III

                                           Redemption

        Section 1. The Bonds of 2025 Series shall be redeemable as set forth in the form of Bond of 2025 Series included in Section 2 of Part I hereof and in accordance with Article V of the Original Indenture.

        Section 2. In case the Company shall desire to exercise its right to redeem Bonds of 2025 Series, notice of redemption shall be mailed by the Company, by first class mail postage prepaid, not less than thirty days and not more than sixty days prior to the date of redemption, to the owners of the Bonds to be redeemed, as a whole or in part, at their addresses as the same shall appear on the transfer register of the Company. Any notice so mailed shall be conclusively presumed to have been duly given, whether or not the owner receives it. In any case, failure duly to give notice by mail, or defect in the notice, to the owner of any such Bond shall not affect the validity of the proceedings for the redemption of any other Bond.


                                            PART IV

                                     Covenants and Consents

        Notwithstanding that the Bonds of the 1987 Series no longer are outstanding, the covenant contained in Section 3 of Part V of the aforesaid Twenty-eighth Supplemental Indenture shall remain in full force and effect and shall be binding upon the Company as long, but only as long, as any Bonds of 2025 Series are outstanding. No vote of holders of Bonds of 2025 Series shall be required under the proviso in said Section 3.


                                             PART V

                                          The Trustees

        The Trustee and the Individual Trustee each hereby accepts the trust hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Original Indenture, as heretofore supplemented and as supplemented by this Supplemental Indenture, and upon the following terms and conditions:

        Neither the Trustee nor the Individual Trustee shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.


                                             PART VI

                                    Miscellaneous Provisions

        For all purposes hereof, all terms contained in this Supplemental Indenture shall, except as the context may otherwise require or as provided herein, have the meanings given to such terms in Article I of the Original Indenture.

        This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, said The Potomac Edison Company has caused this Supplemental Indenture to be executed on its behalf by its Chief Executive Officer, its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal to be attested by its Secretary or one of its Assistant Secretaries; and said Chemical Bank, as Trustee as aforesaid, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by one of its Vice Presidents and its corporate seal to be hereto affixed and said seal to be attested by one of its Trust Officers; and said Thomas J.
Foley, as Individual Trustee as aforesaid, in evidence of his acceptance of the trust hereby created, has hereunto set his hand and seal; all as of the first day of May, One thousand nine hundred and ninety-five.

                                        THE POTOMAC EDISON COMPANY



                                        By      KLAUS BERGMAN
                                                Klaus Bergman
                                                Chief Executive Officer
[Seal]
Attested:



        NANCY L. CAMPBELL
        Nancy L. Campbell
        Assistant Secretary




Signed, sealed and delivered by
  The Potomac Edison Company
  in the presence of:



         MARIA TEUSABA
        Maria Teusaba
        As Witness



         JUTTA S. FEUERSTEIN
        Jutta S. Feuerstein
        As Witness

                                        Chemical Bank,
                                          As Trustee as aforesaid,


                                        By     PAUL J. GILKESON
                                                Paul J. Gilkeson
                                                Vice President

Attested:



           YVONNE D. BENN
        Yvonne D. Benn
        Trust Officer



Signed, sealed and delivered by
  Chemical Bank in the
  presence of:



            P. KELLY
        P. Kelly
        As Witness



                                        By     THOMAS J. FOLEY
                                                Thomas J.  Foley
                                             As Individual Trustee as aforesaid

Signed, sealed and delivered
  by Thomas J. Foley in the
  presence of:



            P. KELLY
        P. Kelly
        As Witness

State of New York
County of New York, to wit:

        I, Nancy Howes Gormley, a Notary Public of the State of New York, in and for the County of New York, do certify that on this 15th day of May in the year 1995 before me, the subscriber, personally appeared Klaus
Bergman, Chief Executive Officer of The Potomac Edison Company, a corporation, who signed the writing above, bearing date as of the 1st day of May, 1995, for said corporation, and has this day in my said County, before me, acknowledged the said writing to be the act and deed of said corporation.


        Given under my hand and notarial seal this 15th day of May, 1995.


                                              NANCY HOWES GORMLEY
                                              Nancy Howes Gormley
                                              Notary Public

                                              Nancy Howes Gormley
[Notarial Seal]                               Notary Public, State of New York
                                              No. 02GO4899619
                                              Qualified in Suffolk County
                                              Commission Expires June 15, 1996



State of New York
County of New York, to wit:

        I, Annabelle DeLuca, a Notary Public of the State of New York, in and for the County of New York, do certify that on this 15th day of May in the year 1995 before me, the subscriber, personally appeared, Paul J. Gilkeson, a Vice President of Chemical Bank, a corporation, who signed the writing above, bearing date as of the 1st day May, 1995, for said corporation, and has this day in my said County, before me, acknowledged the said writing to be the act and deed of said corporation.

        Given under my hand and notarial seal this 15th day of May, 1995.



                                          ANNABELLE DeLUCA
                                          Annabelle DeLuca
                                          Notary Public

                                          Annabelle DeLuca
[Notarial Seal]                           Notary Public, State of New York
                                          No. 01DE5013759
                                          Qualified in Kings County
                                          Certificate Filed in New York County
                                          Commission Expires July 15, 1995

State of New York
County of New York, to wit:



        I, Annabelle DeLuca, a Notary Public of the State of New York, in and for the County of New York, do certify that on this 15th day of May in the year 1995 before me, the subscriber, personally appeared Thomas J. Foley, known to me to be the person who signed the writing above, bearing date as of the 1st day of May, 1995, and has this day in my said County, before me, acknowledged the said writing to be his act and deed.

        Given under my hand and notarial seal this 15th day of May, 1995.





                                          ANNABELLE DeLUCA
                                          Annabelle DeLuca
                                          Notary Public

                                          Annabelle DeLuca
[Notarial Seal]                           Notary Public, State of New York
                                          No. 01DE5013759
                                          Qualified in Kings County
                                          Certificate Filed in New York County
                                          Commission Expires July 15, 1995



State of New York
                        }  ss:
County of New York


        Paul J. Gilkeson, of full age, being duly sworn according to law, on his oath deposes and says: that Chemical Bank, a corporation organized and existing under the laws of the State of New York, is the Trustee named in the foregoing Supplemental Indenture, dated as of May 1, 1995; that deponent is a Vice President of said Trustee, and, as such Vice President, had charge of the execution and delivery on behalf of said Trustee of said Supplemental Indenture and is the agent of said Trustee for the purpose of perfecting the same and that the consideration in said Supplemental Indenture is true and bona fide as therein set forth.


                                                       PAUL J. GILKESON
                                                        Paul J. Gilkeson
                                                        Vice President



Subscribed and sworn to before me
this 15th day of May, 1995.